SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.

20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 14, 2004

WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

Delaware	0-6936-3	95-1797918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1061 Cudahy Place, San Diego, California

92110

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (619) 275-1400

No Changes to name or address.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. Edward J. Walsh retired from the board of directors of WD-40 Company effective December 14, 2004. He is President of The Sparta Group, Ltd., a business consulting organization. Mr. Walsh was employed by The Dial Corporation and its predecessor Armour-Dial Corporation for 27 years, serving as its president and Chief Executive Officer until his retirement in 1987. He has been a director of WD-40 Company since 1988.

Item 8.01 Other Events

On December 15, 2004, the WD-40 Company (“the Company”) issued a news release with respect to the declaration of the Company’s regular quarterly dividend. The press release is being filed as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

On December 16, 2004, the WD-40 Company (“the Company”) issued a news release with respect to the clarification of dividend record and payment dates erroneously reported in a NASDAQ communication dated December 14, 2004. The press release is being filed as Exhibit 99.2 hereto and is incorporated by reference into this Item 8.01.

Exhibit #	Description
99.1	News Release by the WD-40 Company dated December 15, 2004.

99.2	News Release by the WD-40 Company dated December 16, 2004.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: December 16, 2004	/s/ MICHAEL J. IRWIN
Michael J. Irwin
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)